For additional information, contact:
Mark Fusler Director of Financial Reporting and Investor Relations investor_relations@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES ANNOUNCES PLANNED ACQUISITION OF MANUFACTURED AND MODULAR HOME BUILDER THE COMMODORE CORPORATION
PHOENIX, AZ, July 26, 2021 – Cavco Industries, Inc. (Nasdaq: CVCO) (“Cavco” or the “Company”) announced today that it has signed a binding offer to acquire the business and certain assets and liabilities of The Commodore Corporation (“Commodore”), including its six manufacturing facilities and two wholly owned retail locations. Commodore is the largest independent builder of manufactured and modular housing in the United States, operating under a variety of brand names such as Commodore Homes of Pennsylvania, Commodore Homes of Indiana, Colony Homes, MidCountry Homes, Pennwest Homes and R-Anell Homes. Commodore has over 1,200 employees and operates across the Northeast, Midwest and Mid-Atlantic regions, with wholly owned retail stores in Indiana and New York. In addition to manufacturing, Commodore also participates in commercial lending operations with its dealers that Cavco will also acquire and continue the existing programs. For the last 12 months ended March 31, 2021, Commodore generated net sales of approximately $258 million and sold over 6,600 modules, equating to over 3,700 homes.
The purchase price totals $153 million, before certain adjustments that will be determined upon close of the transaction. The estimated cash outlay is $140 million after adjustments and including transaction fees. Cavco expects to fund the acquisition entirely with cash on hand.
Bill Boor, Cavco President and Chief Executive Officer, said, “During the acquisition process, we have developed a tremendous respect for what has been accomplished at Commodore under Barry Shein’s leadership. Their reputation for quality, design, customer relationships, and integrity is very consistent with Cavco’s philosophy and approach to doing business. We are extremely excited to work with the Commodore leadership and employees as we leverage best practices and technologies across the combined manufacturing network. Commodore’s market presence is a strategic extension of our current footprint, providing a platform for additional growth in the Northeast.”
Barry Shein, President and Chief Executive Officer of Commodore, commented, “What was most important to me and the other members of Commodore’s leadership was to find the best fit for our company and employees, and we’ve found that in Cavco. Based on their vision for the industry and business philosophy, I have complete confidence that this is the right move for our dedicated associates, our valued suppliers, and our long-time customers. I offer my full support to ensure a smooth transition and a successful future for Commodore and its employees as part of the Cavco family.”
Highlights of the proposed transaction:
•Financial Impact: Cavco expects this proposed acquisition to be significantly accretive to earnings and cash flow from operations in fiscal year 2022.
•Capital Allocation: Following this strategic deployment of existing cash, Cavco will still maintain a significant cash position available for other investments.
•Geographic Footprint: The addition of Commodore will expand Cavco’s geographic reach into the Northeast United States, while enhancing its presence in the Midwest and Mid-Atlantic markets.

•Leadership: Commodore brings a strategic and innovative management team with a great cultural fit with Cavco’s values and local management philosophy. Their continued leadership will play a critical role in the Company’s long-term success.
•Potential for operational and revenue synergies: Best practice implementation will create significant manufacturing cost and efficiency improvements across the combined company. In addition to approaches Cavco can bring to the Commodore operations, Commodore has developed and implemented advanced manufacturing technologies that will lead to significant improvements to the Cavco operations. Additionally, the combined network of plants will create distribution improvement opportunities.
The transaction is expected to close in the Company's third quarter of fiscal year 2022, subject to applicable regulatory approvals and satisfaction of certain customary conditions. TN Capital Advisors LLC (“True North”) acted as exclusive financial advisor to Cavco for the transaction. Whelan Advisory and Lincoln International acted as advisors to The Commodore Corporation. Polsinelli served as legal advisor to Cavco. Williams Parker served as legal advisor to The Commodore Corporation.
Conference Call and Webcast Details
Cavco's management will hold a conference call and webcast to discuss the transaction today, July 26, 2021, at 1:00 p.m. (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at https://investor.cavco.com or via telephone at + 1 (844) 348-1686 (domestic) or + 1 (213) 358-0891 (international). An archive of the webcast and presentation will be available for 60 days at https://investor.cavco.com.
About Cavco
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. The Company is one of the largest producers of manufactured homes in the United States, based on reported wholesale shipments, marketed under a variety of brand names including Cavco, Fleetwood, Palm Harbor, Fairmont, Friendship, Chariot Eagle and Destiny. The Company is also a leading producer of park model RVs, vacation cabins and systems-built commercial structures, as well as modular homes built primarily under the Nationwide Homes brand. Cavco's finance subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer and a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and home-only loans to purchasers of factory-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes. Additional information about Cavco can be found at www.cavco.com.
About Commodore
The Commodore Corporation and its different divisions have a history dating from 1952. They are the largest independent manufactured and modular homebuilder in the United States, operating under a variety of brand names including Commodore Homes of Pennsylvania, Commodore Homes of Indiana, Colony Homes, MidCountry Homes, Pennwest Homes and R-Anell Homes. Additional information about Commodore can be found at www.commodorehomes.com.

Forward-Looking Statements
Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: the impact of local or national emergencies including the COVID-19 pandemic, including such impacts from state and federal regulatory action that restricts our ability to operate our business in the ordinary course and impacts on (i) customer demand and the availability of financing for our products, (ii) our supply chain and the availability of raw materials for the manufacture of our products, (iii) the availability of labor and the health and safety of our workforce and (iv) our liquidity and access to the capital markets; labor shortages and the pricing and availability of raw materials; our ability to successfully integrate past acquisitions or future acquisitions and the ability to attain the anticipated benefits of such acquisitions; the risk that any past or future acquisition may adversely impact our liquidity; involvement in vertically integrated lines of business, including manufactured housing consumer finance, commercial finance and insurance; information technology failures or cyber incidents; our participation in certain wholesale and retail financing programs for the purchase of our products by industry distributors and consumers, which may expose us to additional risk of credit loss; significant warranty and construction defect claims; our contingent repurchase obligations related to wholesale financing; a write-off of all or part of our goodwill; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; governmental and regulatory disruption, including federal government shutdowns; curtailment of available financing from home-only lenders; availability of wholesale financing and limited floor plan lenders; market forces and housing demand fluctuations; the cyclical and seasonal nature of our business; competition; general deterioration in economic conditions and turmoil in the credit markets; unfavorable zoning ordinances; extensive regulation affecting manufactured housing; potential financial impact on the Company from the subpoenas we received from the SEC and its ongoing investigation, including the risk of potential litigation or regulatory action, and costs and expenses arising from the SEC subpoenas and investigation and the events described in or covered by the SEC subpoenas and investigation, which include the Company's indemnification obligations and insurance costs regarding such matters, and potential reputational damage that the Company may suffer; losses not covered by our director and officer insurance, which may be large, adversely impacting financial performance; loss of any of our executive officers; net losses were incurred in certain prior periods and our ability to generate income in the future; liquidity and ability to raise capital may be limited; organizational document provisions delaying or making a change in control more difficult; volatility of stock price; together with all of the other risks described in our filings with the SEC. Readers are specifically referred to the Risk Factors described in Item 1A of the 2021 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any such forward-looking statements.